Aviat Networks Announces Fiscal 2026 First Quarter and Three Month Financial Results

Total Revenue of $107.3 million; Up 21.4% Year-Over-Year
Operating Income of $5.2 million; Non-GAAP Operating Income of $7.9 million
Net Income of $0.2 million; Adjusted EBITDA of $9.1 million
Diluted Earnings per Share of $0.01; Non-GAAP Diluted Earnings per Share of $0.43

AUSTIN, Texas, November 4, 2025 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2026 first quarter ended September 26, 2025.

First Quarter Highlights
•Increased quarterly revenues by 21% and trailing-twelve month revenues by 11% versus a year ago
•Grew GAAP net income by $12 million year-over-year
•Expanded Adjusted EBITDA by $17 million year-over-year, driven by improved gross margins and ongoing operating expense cost management versus the year-ago period
•Launched Aprisa LTE 5G router solution designed for vehicle deployments in law enforcement, emergency services, public safety agencies, and industrial enterprise applications, expanding Aviat’s product portfolio offering in its Private Networks segment

First Quarter Financial Highlights

•Total Revenues: $107.3 million, up 21.4% from the same quarter last year
•GAAP Results: Gross Margin 33.2%; Operating Expenses $30.5 million; Operating Income $5.2 million; Net Income $0.2 million; Net Income per diluted share (“Net Income per share”) $0.01
•Non-GAAP Results: Adjusted EBITDA $9.1 million; Gross Margin 33.8%; Operating Expenses $28.4 million; Operating Income $7.9 million; Net Income $5.5 million; Net Income per share $0.43
•Cash and cash equivalents: $64.8 million
•Net debt: $41.7 million

Fiscal 2026 First Quarter and Three Months Ended September 26, 2025
Revenues
The Company reported total revenues of $107.3 million for its fiscal 2026 first quarter, compared to $88.4 million in the fiscal 2025 first quarter, an increase of $18.9 million or 21.4%. North America revenue of $52.6 million increased by $10.4 million or 24.7%, compared to $42.2 million in the prior year due to strength from private network projects. International revenue of $54.7 million increased by $8.5 million or 18.3%, compared to $46.2 million in the prior year, primarily due to timing of capital expenditure plans of mobile network operators.
Gross Margins
In the fiscal 2026 first quarter, the Company reported GAAP gross margin of 33.2% and non-GAAP gross margin of 33.8%. This compares to GAAP gross margin of 22.4% and non-GAAP gross margin of 23.2% in the fiscal 2025 first quarter, an increase of 1,080 and 1,060 basis points, respectively. The increase was driven by regional and product mix in the quarter.
Operating Expenses
The Company reported GAAP total operating expenses of $30.5 million for the fiscal 2026 first quarter, compared to $35.4 million in the fiscal 2025 first quarter. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition and other expenses for the fiscal 2026 first quarter were $28.4 million, compared to $30.0 million in the prior year, a decrease of $(1.7) million or (5.5)%.
Operating Income
The Company reported GAAP operating income of $5.2 million for the fiscal 2026 first quarter, compared to GAAP operating loss of $(15.6) million in the fiscal 2025 first quarter, an increase of $20.8 million. Operating income increased primarily due to higher gross margin dollars and less operating expenses. On a non-GAAP basis, the Company reported operating income of $7.9 million for the fiscal 2026 first quarter, compared to non-GAAP operating loss of $(9.5) million in the prior year, an increase of $17.4 million.
Income Taxes
The Company reported GAAP income tax expense of $2.3 million in the fiscal 2026 first quarter, compared to GAAP income tax benefit of $(5.5) million in the fiscal 2025 first quarter.
Net Income / Net Income Per Share
The Company reported GAAP net income of $0.2 million in the fiscal 2026 first quarter or GAAP net income per share of $0.01. This compared to GAAP net loss of $(11.9) million or GAAP net loss per share of $(0.94) in the fiscal 2025 first quarter. On a non-GAAP basis, the Company reported non-GAAP net income of $5.5 million or non-GAAP net income per share of $0.43, compared to non-GAAP net loss of $(11.1) million or $(0.87) per share in the prior year.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2026 first quarter was $9.1 million, compared to $(7.7) million in the fiscal 2025 first quarter, an increase of $16.8 million.
Balance Sheet Highlights
The Company reported $64.8 million in cash and cash equivalents as of September 26, 2025, compared to $59.7 million as of June 27, 2025. As of September 26, 2025, total debt was $106.5 million, an increase of $18.9 million from June 27, 2025.

Fiscal 2026 Full Year Outlook
The Company is leaving its fiscal 2026 full year guidance as previously stated:
•Full year Revenue between $440 and $460 million
•Full year Adjusted EBITDA between $45.0 and $55.0 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, November 4, 2025, to discuss its financial and operational results for the fiscal 2026 first quarter ended September 26, 2025. Participating on the call will be Peter Smith, President and Chief Executive Officer, and Andrew Fredrickson, Interim Chief Financial Officer. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2026, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 27, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on September 10, 2025, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Phone: (512) 582-4626
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2026 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 26, 2025	September 27, 2024
Revenues:
Product sales	$75,084	$61,116
Services	32,236	27,313
Total revenues	107,320	88,429
Cost of revenues:
Product sales	52,687	52,201
Services	18,970	16,440
Total cost of revenues	71,657	68,641
Gross margin	35,663	19,788
Operating expenses:
Research and development	7,098	10,408
Selling and administrative	23,376	24,948
Total operating expenses	30,474	35,356
Operating income (loss)	5,189	(15,568)
Interest expense, net	1,712	1,115
Other expense, net	973	710
Income (loss) before income taxes	2,504	(17,393)
Provision for (benefit from) income taxes	2,342	(5,514)
Net income (loss)	$162	$(11,879)

Net income (loss) per share of common stock outstanding:
Basic	$0.01	$(0.94)
Diluted	$0.01	$(0.94)
Weighted-average shares outstanding:
Basic	12,760	12,646
Diluted	12,976	12,646

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2026 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 26, 2025	June 27, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$64,831	$59,690
Accounts receivable, net	180,469	180,321
Unbilled receivables	110,677	105,870
Inventories	84,011	83,979
Other current assets	34,553	33,715
Total current assets	474,541	463,575
Property, plant and equipment, net	18,766	17,453
Goodwill	19,482	19,655
Intangible assets, net	25,834	26,897
Deferred income taxes	88,180	88,149
Right-of-use assets	2,740	3,113
Other assets	13,773	14,454
Total long-term assets	168,775	169,721
Total assets	$643,316	$633,296
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$142,417	$148,093
Accrued expenses	35,828	38,897
Short-term lease liabilities	997	1,090
Advance payments and unearned revenue	73,447	73,735
Other current liabilities	1,070	1,757
Current portion of long-term debt	4,443	18,624
Total current liabilities	258,202	282,196
Long-term debt	102,042	68,966
Unearned revenue	8,784	8,063
Long-term operating lease liabilities	1,924	2,241
Other long-term liabilities	440	430
Reserve for uncertain tax positions	3,371	3,242
Deferred income taxes	4,917	4,975
Total liabilities	379,680	370,113
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	128	127
Treasury stock	(7,076)	(7,076)
Additional paid-in-capital	867,318	866,119
Accumulated deficit	(577,010)	(577,172)
Accumulated other comprehensive loss	(19,724)	(18,815)
Total stockholders’ equity	263,636	263,183
Total liabilities and stockholders’ equity	$643,316	$633,296

AVIAT NETWORKS, INC.
Fiscal Year 2026 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2026 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 26, 2025	% of Revenue	September 27, 2024	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$35,663	33.2%	$19,788	22.4%
Share-based compensation	33		104
Merger and acquisition and other expenses	590		608
Non-GAAP gross margin	36,286	33.8%	20,500	23.2%

GAAP research and development expenses	$7,098	6.6%	$10,408	11.8%
Share-based compensation	(71)		(143)
Non-GAAP research and development expenses	7,027	6.5%	10,265	11.6%

GAAP selling and administrative expenses	$23,376	21.8%	$24,948	28.2%
Share-based compensation	(1,451)		(1,417)
Merger and acquisition and other expenses	(596)		(3,781)
Non-GAAP selling and administrative expenses	21,329	19.9%	19,750	22.3%

GAAP operating expense	$30,474	28.4%	$35,356	40.0%
Share-based compensation	(1,522)		(1,560)
Merger and acquisition and other expenses	(596)		(3,781)
Non-GAAP operating expense	28,356	26.4%	30,015	33.9%

GAAP operating income (loss)	$5,189	4.8%	$(15,568)	(17.6)%
Share-based compensation	1,555		1,664
Merger and acquisition and other expenses	1,186		4,389
Non-GAAP operating income (loss)	7,930	7.4%	(9,515)	(10.8)%

GAAP income tax provision (benefit)	$2,342	2.2%	$(5,514)	(6.2)%
Adjustment to reflect pro forma tax rate	(1,642)		6,014
Non-GAAP income tax provision	700	0.7%	500	0.6%

GAAP net income (loss)	$162	0.2%	$(11,879)	(13.4)%
Share-based compensation	1,555		1,664
Merger and acquisition and other expenses	1,186		4,389
Other expense, net	973		710
Adjustment to reflect pro forma tax rate	1,642		(6,014)
Non-GAAP net income (loss)	$5,518	5.1%	$(11,130)	(12.6)%

Diluted net income (loss) per share:
GAAP	$0.01		$(0.94)
Non-GAAP	$0.43		$(0.87)

Shares used in computing diluted net income (loss) per share
GAAP	12,976		12,646
Non-GAAP	12,976		12,804

Adjusted EBITDA:
GAAP net income (loss)	$162	0.2%	$(11,879)	(13.4)%
Depreciation and amortization of property, plant and equipment and intangible assets	1,182		1,830
Interest expense, net	1,712		1,115
Other expense, net	973		710
Share-based compensation	1,555		1,664
Merger and acquisition and other expenses	1,186		4,389
Provision for (benefit from) for income taxes	2,342		(5,514)
Adjusted EBITDA	$9,112	8.5%	$(7,685)	(8.7)%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2026 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 26, 2025	September 27, 2024
(In thousands)
North America	$52,647	$42,225
International:
Africa and the Middle East	12,796	10,450
Europe	7,560	5,600
Latin America and Asia Pacific	34,317	30,154
Total international	54,673	46,204
Total revenue	$107,320	$88,429